U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2010

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Amendment to Sunwest Purchase Agreement

On January 19, 2010, Emeritus Corporation (“Emeritus” or the “Company”) announced that it had entered into a Limited Liability Company Agreement (the “Joint Venture Agreement”) with BRE/SW Member LLC, an affiliate of Blackstone Real Estate Advisors VI, L.P (“Blackstone”) and CPDF II, LLC, an entity controlled by Mr. Dan Baty, the Chairman and Co-CEO of Emeritus (“Columbia Pacific”), pursuant to which Emeritus, Blackstone and Columbia Pacific have formed a joint venture that will operate under the name of BRE/SW Portfolio LLC (the “Joint Venture”).  The purpose of the Joint Venture is to acquire and operate a portfolio of communities (each a “Property,” and collectively, the “Properties”) currently operated by Stayton SW Assisted Living, LLC, an Oregon limited liability company constituting the Unitary Sunwest Enterprise as designated in an Order Approving Distribution Plan of the U.S. District Court for the District of Oregon dated October 2, 2009 (“Sunwest”).

On January 15, 2010, the Joint Venture entered into a purchase and sale agreement with Sunwest to acquire the Properties for an aggregate unadjusted purchase price of approximately $1.15 billion.  On March 25, 2010, the Joint Venture and Sunwest entered into an amendment to the purchase and sale agreement (the “Amendment”) to include in the transaction, at the option of the Joint Venture, up to 15 additional Properties, for a total of up to 149 Properties, for an aggregate unadjusted purchase price of approximately $1.3 billion.  On March 29, 2010, U.S. District Court Judge Michael Hogan approved the purchase and sale agreement, as amended (the “Purchase Agreement”), pursuant to which the Joint Venture will act as the lead or “stalking horse” bidder in an auction to be conducted by Sunwest on May 17, 2010.

Pursuant to the Amendment, among other things, existing Sunwest investors (the “Investors”) will have the option to either (1) sell their ownership interests in one or more Properties for cash or (2) exchange their ownership interests in the Properties for equity interests in the Joint Venture.  Under the terms of the Purchase Agreement, Investors choosing the second option will contribute their interests in the Properties (the “Contributed Interests”) to a newly formed entity owned entirely by such Investors (the “Rollover Member”).  The Rollover Member will immediately further contribute the Contributed Interests to the Joint Venture in exchange for, at the election of the Investors, preferred equity interests (“Class A Preferred Units”) or common equity interests (“Common Interests”) in the Joint Venture.  The Class A Preferred Units owned by the Rollover Member may not exceed $50.0 million, or be less than $10.0 million, and the Common Interests held by the Rollover Member may not exceed an amount equal to 49.0% of the total equity capitalization of  the Joint Venture (the “Maximum Common Rollover Amount”), or be less than $10.0 million.  As of the date of the Amendment, the Maximum Common Rollover Amount was estimated to be approximately $167.6 million, which amount is subject to adjustment as provided in the Purchase Agreement.  Of the remaining 51.0% equity in the Joint Venture, Blackstone will contribute approximately 80%, with the balance split evenly between Columbia Pacific and Emeritus.  At the closing of the transactions contemplated by the Purchase Agreement, the Joint Venture Agreement will be amended to incorporate, among other things, the rollover investment by the Investors.

The aggregate unadjusted purchase price for the Properties will include (i) approximately $285.0 million in an adjustable combination of cash and membership interests in the Joint Venture (the “Cash/Equity Portion of the Purchase Price”) and (ii) the assumption by the Joint Venture of secured debt, subject to adjustment, of approximately $1.0 billion (the “Assumed Debt”)

The consummation of the transactions contemplated by the Purchase Agreement is subject to a number of conditions, including final bankruptcy court approvals and finalization of loan modifications with the secured creditors.  The bankruptcy court process includes an open six-week bidding period that will allow other qualified interested parties to bid on the acquisition of the Properties.  Additionally, on or after April 27, 2010, Sunwest may terminate the bidding process if it determines that there is no reasonable likelihood that a qualified bid meeting the requirements established by the Purchase Agreement will be submitted prior to the bid deadline.  A competing bid must include a Cash/Equity Portion of the Purchase Price equal to or greater than $309.0 million and a Maximum Common Rollover Amount as provided in the Purchase Agreement, plus the assumption of the Assumed Debt, and may be increased in an auction style forum upon submittal of any qualified competing bid.  A qualified buyer must demonstrate that it has total assets (owned or under management) in excess of $750.0 million and capital or statutory surplus, or shareholder’s equity or equivalent irrevocable drawing rights or other irrevocably committed equity funds of at least $500.0 million, and has retained a reputable national or regional operator of senior living facilities that has operated for at least five years, as approved by the bankruptcy court.  In the event that the Joint Venture is not chosen as the successful bidder at the auction or elects not to submit a bid at the auction and the bankruptcy court confirms a sale of the Properties to a third-party purchaser, Sunwest shall return to the Joint Venture the $50.0 million deposit currently held in escrow as security for the performance of the Joint Venture’s obligations under the Purchase Agreement, and pay to the Joint Venture a break-up fee of $11.0 million.

The Purchase Agreement may be terminated under certain circumstances specified in the Purchase Agreement, including by the Joint Venture or Sunwest if the closing of the transactions contemplated by the Purchase Agreement has not occurred on or before September 30, 2010.

No later than April 12, 2010, Sunwest will amend its reorganization plan to provide for the transactions contemplated in the Purchase Agreement.

A press release announcing Judge Hogan’s approval of the Purchase Agreement is attached hereto as Exhibit 99.1

Registration Rights Agreement Amendment

On March 31, 2010, the Company, AP Summerville, LLC, (“AP Summerville”), AP Summerville II, LLC, (“AP Summerville II”), Apollo Real Estate Investment Fund III, L.P. (“AREIF III”), and Apollo Real Estate Investment Fund IV, L.P. (“AREIF IV”, and together with AP Summerville, AP Summerville II and AREIF III, the “Apollo Holders”); Granger Cobb (“Cobb”); Daniel R. Baty (“Baty”), Catalina General Partnership, L.P. (“Catalina”), Columbia Select, L.P. (“Columbia”), and B.F., Limited Partnership (“B.F.”, and together with Baty, Catalina and Columbia, the “Baty Holders”); and Saratoga Partners IV, L.P. (“Saratoga IV”), Saratoga Coinvestment IV, LLC (“Saratoga Coinvestment”), and Saratoga Management Company, LLC (“Saratoga Management”, and together with Saratoga IV and Saratoga Coinvestment, the “Saratoga Holders”) entered into an amendment (the “Registration Rights Agreement Amendment”) to the Registration Rights Agreement entered into as of March 29, 2007 by and among the Company, the Apollo Holders, Cobb, the Baty Holders and the Saratoga Holders.

The Registration Rights Agreement Amendment extends the term for which the Company is obligated to maintain the effectiveness of a shelf registration statement covering shares of the Company’s common stock owned by certain Apollo Holders and Saratoga Holders.  Pursuant to the Registration Rights Agreement Amendment, the Company is obligated to keep the shelf registration statement effective until the earlier of (1) April 1, 2012, (2) until all of the shares subject to the shelf registration statement have been sold, or (3) until all of the shares subject to the shelf registration statement may be sold without restriction under Rule 144 under the Securities Act of 1933.

The Registration Rights Agreement Amendment is attached hereto as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2010, the board of directors of Emeritus appointed James Christopher Hyatt as Executive Vice President – Operations and Chief Operating Officer, effective immediately.  Mr. Hyatt, age 36, had previously served as our Senior Vice President – Operations since July 2009.  Mr. Hyatt joined Emeritus in 1998 and was a Regional and Divisional Director of Operations until promoted to Vice President – Operations for the Southeast Division in May 2007 and to Senior Vice President – Operations in July 2009.  Mr. Hyatt has an extensive multi-site senior housing management background in operations, sales and marketing and quality services, including experience in the retirement living, assisted living, memory care and skilled nursing industry sectors.  Prior to joining Emeritus, Mr. Hyatt worked in the acute care industry for seven years and has a total of 17 years experience in the healthcare industry.

In connection with Mr. Hyatt’s appointment as Executive Vice President – Operations and Chief Operating Officer, Mr. Hyatt’s annual base salary will be increased to $325,000 from $256,500.  Mr. Hyatt will continue to be eligible to participate in the Company’s annual incentive bonus program that will provide him with a bonus opportunity of up to 50% of his base salary annually.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

10.1	Amendment to Registration Rights Agreement, entered into on March 31, 2010.

99.1	Press Release dated March 30, 2010, entitled Emeritus/Blackstone Joint Venture Appointed “Stalking Horse” Bidder in Sunwest Bankruptcy Auction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

April 2, 2010		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—Finance
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                Description

10.1	Amendment to Registration Rights Agreement, entered into on March 31, 2010.

99.1	Press Release dated March 30, 2010, entitled Emeritus/Blackstone Joint Venture Appointed “Stalking Horse” Bidder in Sunwest Bankruptcy Auction.